EX-23.2

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: PNW Capital, Inc.
    Commission File #000-30651

Gentlemen:

     We have read and agree with the comments in Item 4 of the 8-K of PNW Capital, Inc. dated March 6, 2002.


                                       Michael Johnson & Co., LLC


                                      /s/ Michael Johnson & Co., LLC
                                        ---------------------------------------

Denver, Colorado
March 6, 2002